EXHIBIT 10.18

                            AMENDMENT TO THE WARRANT

     This Amendment to Warrant No. W-1 of Remedent Inc.(this "Amendment") to that certain Warrant No. W-1 of Remedent, Inc., dated July 6, 2005 (the "Original Warrant") issued to Special Situations Private Equity Fund, L.P. (the "Holder") by Remedent, Inc. (the "Company"), is made as of August 4, 2005. Pursuant to the terms and conditions hereof, this Amendment is hereby incorporated into the Original Warrant as if fully set forth therein. This Amendment and the Original Warrant shall be read together as a consistent agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned in the Original Warrant. The integrated agreement of the Original Warrant and this Amendment is herein called the Warrant.

     NOW, THEREFORE, in consideration of the promises and the mutual promises set forth in this Amendment, the parties agree as follows:

     1. Amendment. Section 18 of the Original Warrant is amended in its entirety as follows:

     "Section 18. Call Provision. Notwithstanding any other provision contained herein to the contrary, in the event that the closing bid price of a share of Common Stock as quoted on the Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $3.50 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for thirty (30) consecutive trading days commencing after the second anniversary of the Closing Date (as defined in the Purchase Agreement) and the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective, the Company, upon thirty (30) days prior written notice (the "Notice Period") given to the Warrantholder within one business day immediately following the end of such thirty (30) trading day period, may, but shall not have the obligation to, call this Warrant, in whole but not in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all Company Warrants (as defined below) on the same terms,
(ii) all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which is not suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and (iii) this Warrant is fully exercisable for the full amount of Warrant Shares covered hereby. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period."

     2. Effect of Amendment. Except as expressly amended hereby, the Original Warrant is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. To the extent that there are any inconsistencies between this Amendment and the Original Warrant, the terms and provisions of this Amendment shall control.

     3.  Retroactive   Effect.  The  foregoing   amendments  shall  have  effect
retroactive as of execution and delivery of the Original Warrant on July 6, 2005.

     4. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Executed copies of this Amendment may be exchanged via facsimile, and such signatures shall be deemed as originals.


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     IN WITNESS WHEREOF, this Amendment is executed and appended to the Original
Warrant as of the date first written above.

Holder:                                      Remedent, Inc.



By: /s/ Marianne Hicks                       /s/ Robin List
Name:  Marianne Hicks                        Robin List, Chief Executive Officer
Title: Administrator


     /s/ Austin Marxe
     Austin Marxe
     Managing Director











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